Exhibit 99.1

Advent Software Achieves Record Quarterly Revenue of $74 Million and Record Annual Revenue of $265 Million for 2008

Company Also Announces Strong Fourth Quarter Non-GAAP EPS of $0.34

SAN FRANCISCO – February 3, 2009 – Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the investment management industry, announced today its financial results for the fourth quarter and full year ended December 31, 2008.

“I am very pleased to announce that Advent achieved record financial results for the fourth quarter and full year 2008,” said Stephanie DiMarco, Founder, Chief Executive Officer and Chief Financial Officer of Advent.  “Integral to the Company’s outstanding financial performance were Advent’s important 2008 strategic achievements, which included strengthening our product portfolio, expanding our global footprint and growing our addressable market.  As a result, we head into 2009 with a very solid business foundation.”

Added Ms. DiMarco, “In this uncertain market environment, technology is one of the best levers businesses have to increase operational efficiency.  As our results demonstrate, Advent clearly benefits from our strong reputation of delivering innovative, reliable and cost effective solutions aimed at meeting our clients’ critical business needs.”

GAAP RESULTS

The Company reported record quarterly revenue of $74.4 million for the fourth quarter of 2008, compared to $59.4 million in the fourth quarter of 2007, representing a 25% increase.  Total annual revenues for the year ended December 31, 2008 were a record $264.8 million, a 23% increase over the $215.3 million recorded in 2007.

Income from operations for the fourth quarter of 2008 was $7.2 million, or 10% of revenue, which represented an increase of 104% compared to $3.5 million, or 6% of revenue, in the fourth quarter of 2007. Income from operations for the year ended December 31, 2008 was $20.7 million, or 8% of revenue, which represented an increase of 68% compared to $12.3 million, or 6% of revenue, for 2007.

On a fully diluted basis, earnings per share in the fourth quarter of 2008 were $0.23 and represent a 72% increase from diluted earnings per share of $0.13 in the fourth quarter of 2007.  On a fully diluted basis, earnings per share for the year ended December 31, 2008 were $0.68 and represent a 51% increase compared to $0.45 per share for 2007.

Cash flow from operations in the fourth quarter of 2008 was $22.8 million, compared with $24.1 million in the fourth quarter of 2007, a 5% decrease.  Cash flow from operations for the year ended December 31, 2008 was a record $77.0 million, which represented an increase of 23% compared to $62.4 million for 2007.

Cash and cash equivalents totaled $48.4 million as of December 31, 2008, compared to $49.6 million as of December 31, 2007.  Deferred revenue totaled $153.2 million as of December 31, 2008 compared to $120.3 million as of December 31, 2007.  During the fourth quarter of 2008, the Company drew down $25.0 million of debt under its revolving credit facility, resulting in a $25.0 million debt balance as of December 31, 2008.

During the fourth quarter of 2008, the Company repurchased 1.97 million shares of its stock at an average cost of $23.61 per share and, at December 31, 2008, had 1.67 million shares remaining to repurchase under the share repurchase program authorized by the Company’s Board of Directors on October 30, 2008.

NON-GAAP RESULTS

Non-GAAP income from operations for the fourth quarter of 2008 was $14.6 million.  This represents a 90% increase compared to non-GAAP income from operations of $7.7 million for the fourth quarter of 2007.  Non-GAAP income from operations for the year ended December 31, 2008 was $41.9 million, a 44% increase compared to non-GAAP income from operations of $29.1 million for 2007.

Non-GAAP earnings per share were $0.34 in the fourth quarter of 2008 and represent an 88% increase from diluted earnings per share of $0.18 in the fourth quarter of 2007.  On a non-GAAP basis, earnings per share were $0.97 for the year ended December 31, 2008, a 40% increase compared to $0.69 per share for 2007.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FOURTH QUARTER HIGHLIGHTS

•                  Annual Contract Value: Annual term license contract value was approximately $9.5 million for the fourth quarter of 2008 and $28.1 million for the full year 2008.

•                  Tamale Software Acquisition Completed: Advent completed its acquisition of Tamale Software, Inc.  Under the terms of the agreement, which were previously announced on September 4, 2008, Advent acquired all of the outstanding capital stock of Tamale Software for approximately $28 million and 906,000 shares of Advent’s common stock.  The completion of the acquisition represents a significant step for Advent in its strategy to expand its footprint in the front office and establish itself as a leader in the rapidly growing research management software field.

•                  Received Buy-Side Technology Awards: For the second consecutive year, Buy-Side Technology magazine named Advent Portfolio Exchange ‘Best Buy-Side Client Reporting Product’ and named Geneva® ‘Best Buy-Side Portfolio Accounting Product.’

•                  Released Axys® 3.7: Advent released Axys® 3.7, an important update to Advent’s turnkey portfolio accounting management and reporting solution.  The latest release of Axys® marks Advent’s continued commitment to keeping the platform current as technology and regulatory changes impact its client base.

•                  Expanded Executive Leadership: Advent expanded its executive leadership by promoting Peter Hess to the position of President of the Company.  Stephanie DiMarco will continue to lead the Company as CEO and continue to hold the position of CFO, a role she had temporarily filled since earlier this year.  Jim Cox will continue in the role he assumed in July 2008 as Vice President and Advent’s Principal Accounting Officer, working with Ms. DiMarco to manage the Company’s Finance function.  Additionally, Mr. Cox joined the Company’s executive management team.

FINANCIAL GUIDANCE

Advent announces the following guidance for the first quarter and the fiscal year 2009:

	Q109	FY09
Total Revenue ($M)	$68-$70	$280-$290
GAAP Operating Margin	n/a	7%-8%
Non-GAAP Operating Margin	n/a	15%-16%
Operating Cash Flow ($M)	n/a	$77-$82
Capital Expenditures ($M)	n/a	$12-$14

Please refer to the tables at the end of this release for the reconciliation between GAAP and non-GAAP financial measures.

INVESTOR CALL

Advent Software, Inc. will host its Q4 2008 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q4 2008 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 888-812-3873 and request conference ID #82169490.  A replay will be available through midnight, February 10, 2009, by calling 800-642-1687 and referencing conference ID #82169490.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, the impact of our 2008 strategic achievements, our ability to expand our US and international market presence, market acceptance of our products, anticipated benefits of our acquisition of Tamale Software, uncertain market conditions and their impact on our business, and the momentum of the business, and other forward-looking statements included in this press release reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets and the global economy; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Tamale Software, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2007 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo, Advent Software, Axys and Geneva are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	December 31	December 31
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$48,351	$49,589
Accounts receivable, net	51,670	47,574
Deferred taxes, current	13,121	10,288
Prepaid expenses and other	20,153	19,577

Total current assets	133,295	127,028
Property and equipment, net	41,240	27,779
Goodwill	149,609	106,520
Other intangibles, net	29,110	9,376
Deferred taxes, long-term	54,786	66,327
Other assets, net	11,554	10,645

Total assets	$419,594	$347,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,625	$4,382
Accrued liabilities	27,924	29,328
Deferred revenues	146,714	115,398
Income taxes payable	978	1,086

Total current liabilities	181,241	150,194
Deferred income taxes	286	998
Long-term debt	25,000	—
Deferred revenues, long-term	6,449	4,939
Other long-term liabilities	10,795	11,698

Total liabilities	223,771	167,829

Stockholders’ equity:
Common stock	257	265
Additional paid-in capital	365,351	326,964
Accumulated deficit	(176,484)	(161,685)
Accumulated other comprehensive income	6,699	14,302

Total stockholders’ equity	195,823	179,846

Total liabilities and stockholders’ equity	$419,594	$347,675

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007

Net revenues:
Term license, maintenance and other recurring	$57,652	$43,758	$209,365	$166,540
Perpetual license fees	7,295	8,834	22,727	26,504
Professional services and other	9,465	6,807	32,740	22,259

Total net revenues	74,412	59,399	264,832	215,303

Cost of revenues (1):
Term license, maintenance and other recurring	13,080	10,171	47,343	38,008
Perpetual license fees	149	219	915	851
Professional services and other	10,138	7,514	37,439	27,464
Amortization and impairment of developed technology	2,318	549	4,497	1,567

Total cost of revenues	25,685	18,453	90,194	67,890

Gross margin	48,727	40,946	174,638	147,413

Operating expenses (1):
Sales and marketing	17,071	15,066	63,539	55,422
Product development	13,179	11,863	50,154	41,869
General and administrative	10,158	9,785	38,144	34,799
Amortization of other intangibles	445	476	1,315	1,879
Acquired in-process technology	400	150	400	150
Restructuring charges	264	63	360	965

Total operating expenses	41,517	37,403	153,912	135,084

Income from operations	7,210	3,543	20,726	12,329
Interest income and other income (expense), net	(496)	217	3,123	4,465

Income before income taxes	6,714	3,760	23,849	16,794
Provision for income taxes	521	(41)	4,954	4,163

Net income	$6,193	$3,801	$18,895	$12,631

Net income per share:
Basic	$0.23	$0.14	$0.71	$0.48
Diluted	$0.23	$0.13	$0.68	$0.45

Weighted average shares used to compute net income per share:
Basic	26,478	26,317	26,640	26,495
Diluted	26,781	28,211	27,893	28,067

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$396	$286	$1,377	$1,156
Cost of professional services and other revenues	361	223	1,136	769
Total cost of revenues	757	509	2,513	1,925

Sales and marketing	1,447	1,021	4,922	4,155
Product development	1,119	810	4,110	3,196
General and administrative	1,199	1,009	5,283	4,120
Total operating expenses	3,765	2,840	14,315	11,471

Total stock-based employee compensation expense	$4,522	$3,349	$16,828	$13,396

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Twelve Months Ended December 31
	2008	2007
Cash flows from operating activities:
Net income	$18,895	12,631
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	16,828	13,396
Depreciation and amortization	14,431	11,185
Acquired in-process research and development	400	150
Loss on dispositions of fixed assets	5	651
Provision for doubtful accounts	611	79
Provision for (reduction of) sales returns	219	(135)
Gain on investments	(3,393)	(4,265)
Other-than-temporary loss on private equity investment	—	585
Non-cash impairment loss	815	—
Deferred income taxes	3,509	3,035
Other	458	494
Effect of statement of operations adjustments	33,883	25,175
Changes in operating assets and liabilities:
Accounts receivable	(3,990)	(6,280)
Prepaid and other assets	(491)	(10,019)
Accounts payable	1,045	189
Accrued liabilities	(3,453)	6,156
Deferred revenues	31,440	35,038
Income taxes payable	(342)	(514)
Effect of changes in operating assets and liabilities	24,209	24,570

Net cash provided by operating activities	76,987	62,376

Cash flows from investing activities:
Net cash used in acquisitions	(27,775)	(8,211)
Purchases of property and equipment	(23,206)	(8,902)
Capitalized software development costs	(2,370)	(3,033)
Proceeds from sale of private equity investments	3,393	11,621
Sales and maturities of marketable securities	—	24,921
Change in restricted cash	(248)	(372)

Net cash provided by (used in) investing activities	(50,206)	16,024

Cash flows from financing activities:
Proceeds from exercises of employee stock options	6,095	27,474
Withholding taxes related to equity award net share settlement	(2,078)	(118)
Proceeds from common stock issued under the employee stock purchase plan	5,018	3,913
Repurchase of common stock	(61,572)	(91,157)
Proceeds from long term borrowing	25,000	25,000
Repayment of long term borrowing	—	(25,000)
Excess tax benefits from stock-based compensation	263	607

Net cash used in financing activities	(27,274)	(59,281)

Effect of exchange rate changes on cash and cash equivalents	(745)	283

Net change in cash and cash equivalents	(1,238)	19,402
Cash and cash equivalents at beginning of period	49,589	30,187

Cash and cash equivalents at end of period	$48,351	$49,589

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Three Months Ended December 31, 2008
	Gross	Gross	Operating	Operating	Net
	Margin	Margin%	Income	Income%	Income

GAAP	$48,727	65%	$7,210	10%	$6,193

Amortization and impairment of acquired developed technology	1,715		1,715		1,715
Amortization of other acquired intangibles	—		445		445
Stock-based compensation - cost of revenues	757		757		757
Stock-based compensation - operating expenses	—		3,765		3,765
Acquired in-process research and development	—		400		400
Restructuring charges	—		264		264
Income tax adjustment for non-GAAP (1)	—		—		(4,400)

Non-GAAP	$51,199	69%	$14,556	20%	$9,139

Diluted net income per share
GAAP					$0.23
Non-GAAP					$0.34

Shares used to compute diluted net income per share					26,781

	Three Months Ended December 31, 2007
	Gross	Gross	Operating	Operating	Net
	Margin	Margin%	Income	Income%	Income

GAAP	$40,946	69%	$3,543	6%	$3,801

Amortization of acquired developed technology	100		100		100
Amortization of other acquired intangibles	—		476		476
Stock-based compensation - cost of revenues	509		509		509
Stock-based compensation - operating expenses	—		2,840		2,840
Acquired in-process research and development	—		150		150
Restructuring charges	—		63		63
Income tax adjustment for non-GAAP (1)	—		—		(2,805)

Non-GAAP	$41,555	70%	$7,681	13%	$5,134

Diluted net income per share
GAAP					$0.13
Non-GAAP					$0.18

Shares used to compute diluted net income per share					28,211

(1)          The estimated non-GAAP effective tax rate was 35% for the three months ended December 31, 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended December 31, 2008
	Gross	Gross	Operating	Operating	Net
	Margin	Margin%	Income	Income%	Income

GAAP	$174,638	66%	$20,726	8%	$18,895

Amortization and impairment of acquired developed technology	2,305		2,305		2,305
Amortization of other acquired intangibles	—		1,315		1,315
Stock-based compensation - cost of revenues	2,513		2,513		2,513
Stock-based compensation - operating expenses	—		14,315		14,315
Acquired in-process research and development	—		400		400
Restructuring charges	—		360		360
Investment gain	—		—		(3,393)
Income tax adjustment for non-GAAP (1)	—		—		(9,628)

Non-GAAP	$179,456	68%	$41,934	16%	$27,082

Diluted net income per share
GAAP					$0.68
Non-GAAP					$0.97

Shares used to compute diluted net income per share					27,893

	Twelve Months Ended December 31, 2007
	Gross	Gross	Operating	Operating	Net
	Margin	Margin%	Income	Income%	Income

GAAP	$147,413	68%	$12,329	6%	$12,631

Amortization of acquired developed technology	334		334		334
Amortization of other acquired intangibles	—		1,879		1,879
Stock-based compensation - cost of revenues	1,925		1,925		1,925
Stock-based compensation - operating expenses	—		11,471		11,471
Acquired in-process research and development	—		150		150
Restructuring charges	—		965		965
Investment gain	—		—		(3,662)
Income tax adjustment for non-GAAP (1)	—		—		(6,287)

Non-GAAP	$149,672	69%	$29,053	13%	$19,406

Diluted net income per share
GAAP					$0.45
Non-GAAP					$0.69

Shares used to compute diluted net income per share					28,067

(1)          The estimated non-GAAP effective tax rate was 35% for the twelve months ended December 31, 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected GAAP Operating Income %

to Projected Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended December 31, 2009 Operating Income %

Projected GAAP	7%	to	8%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment			2%
Projected stock based compensation adjustment			6%

Projected non-GAAP	15%	to	16%